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                                                                   EXHIBIT 10.47

               FOURTH AMENDED AND RESTATED ACQUISITION LOAN NOTE
               -------------------------------------------------

$20,000,000.00
PHOENIX, ARIZONA                                                   MARCH 2, 1998

     FOR VALUE RECEIVED, each of the undersigned, INFOCURE CORPORATION, a Delaware corporation, MEDICAL SOFTWARE INTEGRATORS, INC., a Georgia corporation ("MSI"), PACE FINANCIAL CORPORATION, an Ohio corporation, ORTHODONTIC PRACTICE MANAGEMENT SYSTEM, INC., a Georgia corporation, MD ACQUISITION, INC., a Connecticut corporation, POLCI ACQUISITION, INC., a Michigan corporation, ROVAK, INC., a Minnesota corporation, CCI ACQUISITION, INC., a Florida corporation, KCOMP MANAGEMENT SYSTEMS, INC., a California corporation, SOFTEASY SOFTWARE, INC., a Pennsylvania corporation, and HEALTH CARE DIVISION, INC., MILLARD-WAYNE, INC., DR SOFTWARE, INC. and INTERNATIONAL COMPUTER SOLUTIONS, INC., each a Georgia corporation (individually a "Maker" and collectively the "Makers"), hereby jointly and severally promises to pay to the order of FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), or, if less, the aggregate unpaid amount of the Acquisition Loan made by FINOVA pursuant to and in accordance with the applicable provisions of that certain Second Amended and Restated Loan Agreement dated as of February 24, 1998 (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement") among Makers and FINOVA, at the office of FINOVA at 1850 North Central Avenue, Phoenix, Arizona 85004, or at such other place as the holder hereof may appoint, plus interest thereon as set forth below.

     This Fourth Amended and Restated Acquisition Loan Note (this "Note") (i) is in partial substitution of that certain Third Amended and Restated Acquisition Loan Note dated as of February 24, 1998 (the "Original Note") made by Makers (other than MSI) payable to the order of FINOVA in the original principal amount of $20,000,000 and (ii) shall not constitute a novation of the Indebtedness for Borrowed Money evidenced by the Original Note or any of Borrowers' Obligations.

     This Note is delivered by Makers to FINOVA pursuant to and in accordance with the applicable provisions of the Loan Agreement. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

     The Principal Balance of this Note from time to time outstanding shall bear interest at the per annum. rate of interest set forth in subsection 2.3.1 of the Loan Agreement.

     Accrued and unpaid interest and the Principal Balance of this Note shall be paid in the manner set forth in Section 2.3 and 2.4, respectively, of the Loan Agreement.
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     Interest shall be: (i) computed on the basis of a year consisting of 360 days and (ii) charged for the actual number of days during the period for which interest is being charged.

     During a Default Rate Period, the Principal Balance of this Note shall bear interest at the Default Rate, which interest at such Default Rate shall be paid by Makers to FINOVA immediately upon demand. In addition, if a payment of principal or interest to be made pursuant to this Note becomes past due for a period in excess of five (5) days, Makers shall pay on demand to FINOVA a late charge of 5.0% of the amount of such overdue payment.

     Subject to the provisions of Section 8.2 of the Loan Agreement, at the election of the holder hereof, upon the occurrence of any Event of Default, without further notice or demand, the Principal Balance of this Note, and all accrued and unpaid interest thereon, shall be and become immediately due and payable in full. Failure to exercise this option by FINOVA shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, and such failure shall not be deemed to establish a custom or course of dealing or performance among Makers and FINOVA.

     This Note shall or may be prepaid, in whole or in part, at the times and in accordance with Section 2.6 of the Loan Agreement.

     All funds received by FINOVA during the existence of an Event of Default shall be applied in the manner set forth in Section 8.4 of the Loan Agreement.

     All payments to be made by Makers pursuant to this Note shall be made in accordance with the instructions therefor set forth in the Loan Agreement. Payment shall not be deemed to have been received by FINOVA until FINOVA is in receipt of Good Funds.

     Notwithstanding any provision to the contrary contained herein or in any other Loan Instrument, FINOVA shall not collect a rate of interest on any obligation or liability due and owing by Makers to FINOVA in excess of the maximum contract rate of interest permitted by applicable law ("Excess Interest"). FINOVA and Makers agree that the interest laws of the State of Arizona shall govern the relationship among them, but in the event of a final adjudication to the contrary, Makers shall be obligated to pay, nunc pro tunc,
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to FINOVA only such interest as then shall be permitted by the laws of the state found to govern the contract relationship among FINOVA and Makers. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, the Loan Agreement or any other Loan Instrument, then in such event (i) no Maker shall be obligated to pay such Excess Interest, (ii) any Excess Interest collected by FINOVA shall be, at FINOVA's option, (A) applied to the Principal Balance or to accrued and unpaid interest not in excess of the maximum rate permitted by applicable law (the "Maximum Rate") or (B) refunded to the payor thereof, (iii) the interest rates provided for herein (the "Stated Rate") shall be automatically reduced to the Maximum Rate

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and this Note, the Loan Agreement and the other Loan Instruments, as applicable, shall be deemed to have been, and shall be, modified to reflect such reduction, and (iv) no Maker shall have any action against FINOVA for any damages arising out of the payment or collection of such Excess Interest; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Rate, Makers shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by FINOVA is equal to the total interest which FINOVA would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this paragraph again shall apply.

     If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, each Maker jointly and severally promises and agrees to pay all costs of collection, including all court costs and reasonable attorneys' fees.

     Each Maker hereby waives presentment for payment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time before, at or after maturity, without in any way affecting the liability of Makers hereunder or any guarantor hereof.

     EACH MAKER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY SUCH MAKER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE OR ANY OR ALL OF THE OTHER LOAN INSTRUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, OR, IF FINOVA INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH FINOVA SHALL INITIATE OR TO WHICH FINOVA SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT OTHERWISE HAS JURISDICTION. EACH MAKER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN OR REMOVED BY FINOVA TO ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH MAKER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 11.1 OF THE LOAN AGREEMENT. EACH MAKER WAIVES ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD ANY MAKER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE PERIOD OF TIME PRESCRIBED BY LAW AFTER THE MAILING

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THEREOF, SUCH MAKER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY
BE ENTERED BY FINOVA AGAINST SUCH MAKER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR MAKERS SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY FINOVA, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY FINOVA, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH MAKER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ARIZONA. ALL FUNDS DISBURSED TO OR FOR THE BENEFIT OF MAKERS WILL BE DEEMED TO HAVE BEEN DISBURSED IN PHOENIX, ARIZONA.

     EACH MAKER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, SUCH MAKER AGREES THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     This Note may not be changed or amended orally, but only by an instrument in writing signed by the party against whom enforcement of the change or Loan Agreement is sought.

     This Note shall be binding upon each Maker and upon such Maker's successors and assigns, and shall inure to the benefit of the successors and permitted assigns of FINOVA.

     In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or any Governmental Body, this Note shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

     Time for the performance of Makers' obligations under this Note is of the essence.

     This Note is entitled to the benefit of certain collateral security, all as more fully set forth in the Loan Agreement.

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     IN WITNESS WHEREOF, this Note has been executed and delivered by each Maker by such Maker's duly authorized officer on the date first set forth above.

                        INFOCURE CORPORATION, a Delaware corporation, MEDICAL SOFTWARE INTEGRATORS, INC., a Georgia corporation, PACE FINANCIAL CORPORATION, an Ohio corporation, ORTHODONTIC PRACTICE MANAGEMENT SYSTEM, INC., a Georgia corporation, MD ACQUISITION, INC., a Connecticut corporation, POLCI ACQUISITION, INC., a Michigan corporation, ROVAK, INC. a Minnesota corporation, CCI ACQUISITION, INC., a Florida corporation, KCOMP MANAGEMENT SYSTEMS, INC., a California corporation, SOFTEASY SOFTWARE, INC., a Pennsylvania corporation, and HEALTH CARE DIVISION, INC., MILLARD-WAYNE, INC., DR SOFTWARE, INC. and INTERNATIONAL COMPUTER SOLUTIONS, INC., each a Georgia corporation

                        By:  /s/ Frederick L. Fine
                             ---------------------
                             Frederick L. Fine
                             -----------------
                             A duly authorized officer of each Maker

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